UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

Rio Bravo Oil, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54564	42-1771917
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5858 Westheimer, Suite 699, Houston, TX		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 787-9060

n/a

(Former name or former address, if changed since last report)

(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On November 15, 2013, Thomas Bowman submitted his resignation with immediate effect as President, Chief Executive Officer and a Director of the Company. Effective as of the resignation, Carlos E. Buchanan II, the Company’s Chief Financial Officer assumed the additional responsibilities as interim President and Chief Executive Officer to serve until the next election of directors or a permanent successor is identified. Mr. Bowman’s resignation was a personal decision and was not the result of any concerns regarding the Company's accounting filings or representations nor any disagreement with the Company on any matters relating to the Company ’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Bravo Oil, Inc.

By: /s/ Carlos E. Buchanan II

Name: Carlos E. Buchanan II

Title: Interim President and Chief Executive Officer

Dated: December 6, 2013